UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2009

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As reported in “Item 8.01 Other Events” below, FiberTower Corporation (the “Company”) is offering to exchange any and all tendered and accepted 9.00% Convertible Senior Secured Notes due 2012 (the “Existing Notes”) for 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012 (the “Interim Notes”).  The Interim Notes will be mandatorily redeemable by the Company upon the satisfaction of certain conditions for a combination of cash, shares of the Company’s common stock and an amount of new 9.00% Senior Secured Notes.  Concurrently with this exchange offer, the Company is also soliciting consents from the holders of the Existing Notes for certain amendments to the indenture governing the Existing Notes to eliminate or amend substantially all of the restrictive covenants and modify certain of the events of default and various other provisions contained in such indenture and the related intercreditor agreement and security documents (the “Proposed Amendments”).  The Company has filed an Offering Memorandum and Consent Solicitation Statement dated October 26, 2009 (the “Offering Memorandum”) relating to the exchange offer and consent solicitation, which is filed as an exhibit to its Schedule TO filed today.

In connection with the exchange offer and consent solicitation, on October 26, 2009, we entered into separately negotiated support agreements (the “Support Agreements”) with holders of the Existing Notes who, in the aggregate, hold approximately 50.1% of the outstanding principal amount of the Existing Notes.  Pursuant to the Support Agreements, each of the holders that is a party to a support agreement has agreed to tender in the exchange offer the Existing Notes that it beneficially owns and to consent to the Proposed Amendments.

Each such holder has agreed that its consent to the Proposed Amendments will remain valid if we consummate the exchange offer, even if it withdraws its tender of Existing Notes in the exchange offer, except in certain limited circumstances including, among other things, if:

(1)                                all conditions to the consummation of the exchange offer have been satisfied but the exchange offer has not been consummated on or prior to December 31, 2009,

(2)                                any conditions to the consummation of the exchange offer have not been satisfied on or prior to December 31, 2009, or

(3)                                this Offering Memorandum or any of the terms or conditions of the exchange offer are amended without the prior written consent of the holder and such amendment would result in or permit the Proposed Amendments to become effective prior to the consummation of the exchange offer, is otherwise materially adverse to the holder or would materially impede or delay or materially and adversely affect the consummation of the exchange offer or the mandatory redemption of the Interim Notes.

Each such holder has also agreed not to transfer any of the Existing Notes held by it unless the transferee executes and delivers to us a Support Agreement in the same form as signed by such holder.

Pursuant to the Support Agreements, subject to limited exceptions, we have agreed to indemnify such holders and their affiliates for liabilities that may be incurred by them relating to or arising out of the Support Agreement, the exchange offer or the transactions contemplated thereby.

The foregoing description of the Support Agreements is qualified in its entirety by reference to the form of Support Agreement, which is included as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2009, each of John D. Beletic, Randall A. Hack, Mark E. Holliday, John Muleta and Neil S. Subin submitted their resignation from the Board of Directors, which resignations will only be effective upon the occurrence of a mandatory redemption of the Interim Notes.  On October 26, 2009, the Company issued a press release announcing this possible change in the composition of the Board of Directors, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 8.01                                             Other Events.

On October 26, 2009, the Company issued a press release announcing the commencement of the exchange offer and consent solicitation, which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Form of Support Agreement dated October 26, 2009 (incorporated by reference to Exhibit (d)(6) to the Company’s tender offer statement on Schedule TO filed on October 26, 2009)

99.2	Press release dated October 26, 2009 (incorporated by reference to Exhibit (a)(6) to the Company’s tender offer statement on Schedule TO filed on October 26, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: October 26, 2009	By:	/s/ Thomas A. Scott
	Name:	Thomas A. Scott
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Support Agreement dated October 26, 2009 (incorporated by reference to Exhibit (d)(6) to the Company’s tender offer statement on Schedule TO filed on October 26, 2009)

99.2	Press release dated October 26, 2009 (incorporated by reference to Exhibit (a)(6) to the Company’s tender offer statement on Schedule TO filed on October 26, 2009).